UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 31, 2022

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer Identification No.)

2174 EastRidge Center
Eau Claire, WI 54701
(Address and Zip Code of principal executive offices)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	CZWI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

On January 31, 2022, Citizens Community Bancorp, Inc. (the “Company”), issued a press release announcing that Citizens Community Federal National Association ("CCF Bank"). a wholly-owned subsidiary of the Company, appointed Nick Amundsen to the CCF Bank board of directors.

Mr. Amundsen, currently serves as the Senior Vice President of Strategy at Jamf based in Minneapolis, MN and founded in Eau Claire, WI. Jamf (NASDAQ: JAMF) is an Apple Enterprise Management company that helps organizations connect, manage, and secure their devices while extending the native Apple experience to its end users. Amundsen was the fifth employee hired at Jamf in 2007 and has been instrumental in the company’s success. Nick is a UW-Eau Claire graduate and currently serves on the University’s Management Advisory Board and is a board member for DropCap, Inc., based in La Crosse, WI.

A copy of the related press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits.  The following exhibit is being furnished herewith:

99.1	Press Release of Citizens Community Bancorp, Inc. dated January 31, 2022
104	The cover page from this Current Report on Form 8-K in Inline XBRL (Extensible Business Reporting Language)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.

Date: January 31, 2022	By:	/s/ James S. Broucek
James S. Broucek
Chief Financial Officer